UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DIH HOLDING US, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

DIH HOLDING US, INC.

77 Accord Drive, Suite D-1

Norwell, MA 02061

August 26, 2025

To our Stockholders:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the stockholders of DIH Holding US, Inc. (the “Company,” “DIH,” “we,” “us” or “our”) on September 25, 2025, at 11:00 a.m., ET. Stockholders will NOT be able to attend the Special Meeting in-person. This proxy statement includes instructions on how to access the Special Meeting and how to listen and vote from any location with Internet connectivity. The Company will be holding the Special Meeting in a virtual meeting format at https://www.cstproxy.com/dih/sm2025 and via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID: 6075702#

At the Special Meeting, stockholders will vote on the following:

1.	The New Debenture Nasdaq Proposal — to approve, as required by, and in accordance with Nasdaq Listing Rules 5635 (d), the potential issuance of more than 19.99% of the issued and outstanding Class A Common Stock (the “Common Stock”) upon conversion of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “New Debentures”) issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended, and purchased by the purchaser identified in the Securities Purchase Agreement dated August 7, 2025. We refer to this proposal as the “New Debenture Nasdaq Proposal”);

2.	The Original Debenture Base Conversion Price Reduction Proposal—to approve a reduction of the base conversion price of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “Original Debentures”) and related common stock purchase warrants issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933 and purchased by the purchaser identified in the Securities Purchase Agreement dated June 6, 2024 (the “Original Debentures Securities Purchase Agreement”). We refer to this proposal as the “Original Debenture Base Conversion Price Reduction Proposal”.

3.	The Original Debenture Additional Investment Right Amendment Proposal – to approve an amendment to Section 4.17(b) of the Original Debentures Securities Purchase Agreement to reduce the price at which such additional investments may be made and extend the deadline for exercising the right. We refer to this proposal as the “Additional Investment Right Amendment Proposal”.

4.	The Reverse Stock Split Proposal — to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation dated February 7, 2024 to effect a reverse stock split of the Company’s Class A Common Stock. We refer to this proposal as the “Reverse Stock Split Proposal”);

5.	The Adjournment Proposal — to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. We refer to this proposal as the “Adjournment Proposal”.

The notice of the Special Meeting from our Board of Directors is first being mailed to stockholders on or about August 26, 2025.

DIH Holding US, Inc.
77 Accord Drive, Suite D-1
Norwell, MA 02061

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held September 25, 2025

The Special Meeting of Stockholders (the “Special Meeting”) of DIH Holding US, Inc. (the “Company,” “DIH,” “we,” “us” or “our”) will be held September 25, 2025, at 11:00 a.m. ET. Stockholders will NOT be able to attend the Special Meeting in-person. The proxy statement includes instructions on how to access the Special Meeting and how to listen and vote from any location with Internet connectivity. The Company will be holding the Special Meeting in a virtual meeting format at https://www.cstproxy.com/dih/sm2025 and via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID: 6075702#

At the Special Meeting, stockholders will vote on the following:

1.	The New Debenture Nasdaq Proposal — to approve, as required by, and in accordance with Nasdaq Listing Rules 5635 (d), the potential issuance of more than 19.99% of the issued and outstanding Class A Common Stock (the “Common Stock”) upon conversion of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “New Debentures”) issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended, and purchased by the purchaser identified in the Securities Purchase Agreement dated August 7, 2025 (we refer to this proposal as the “New Debenture Nasdaq Proposal”);

2.	The Original Debenture Base Conversion Price Reduction Proposal—to approve a reduction of the base conversion price of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “Original Debentures”) and related common stock purchase warrants issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended and purchased by the purchaser identified in the Securities Purchase Agreement (the “Original Debentures Securities Purchase Agreement”) dated June 6, 2024 (we refer to this proposal as the “Original Debenture Base Conversion Price Reduction Proposal”);

3.	The Original Debenture Additional Investment Right Amendment Proposal – to approve an amendment to Section 4.17(b) of the Original Debentures Securities Purchase Agreement to reduce the price at which such additional investments may be made and extend the deadline for exercising the right. We refer to this proposal as the “Additional Investment Right Amendment Proposal”.

4.	The Reverse Stock Split Proposal — to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation dated February 7, 2024 to effect a reverse stock split of the Company’s Common Stock.(we refer to this proposal as the “Reverse Stock Split Proposal”); and

5.	The Adjournment Proposal — to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof (we refer to this proposal as the “Adjournment Proposal”).

Please refer to the Proxy Statement for detailed information on each of the proposals and the Special Meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions. We encourage you to vote promptly, even if you plan to attend the Special Meeting.

The Board of Directors has fixed August 18, 2025, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of the Company’s Common Stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof. A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Our Board of Directors unanimously recommends that you vote “FOR” the New Debenture NASDAQ Proposal, “FOR” the Original Debenture Base Conversion Price Reduction Proposal, “FOR” the Additional Investment Right Proposal, “FOR” the Reverse Stock Split Proposal, and “FOR” the Adjournment Proposal.

The proxy statement contains important information about each of the Proposals. Please read it carefully and vote your shares.

After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the special meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

The notice of the Special Meeting from our Board of Directors is first being mailed to stockholders on or about August 26, 2025.

Norwell, MA August 26, 2025
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jason Chen
Jason Chen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 25, 2025: This notice of meeting, the accompany proxy statement and proxy card will be available at https://www.cstproxy.com/dih/sm2025. For banks and brokers, the notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/dih/sm2025.

i

DIH Holding US, Inc.

77 Accord Drive, Suite D-1
Norwell, MA 02061

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
To Be Held September 25, 2025

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DIH Holding US, Inc. (the “Company” or “DIH”) of proxies to be voted at the Special Meeting of Stockholders (the “Special Meeting”) which will be held on September 25, 2025 at 11:00 A.M. Eastern Time, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement (including the Notice of Special Meeting of Stockholders) is first being made mailed to stockholders beginning on or about August 26, 2025.

The Special Meeting is being held for the purpose of voting on the following proposals:

1.	The New Debenture Nasdaq Proposal — to approve, as required by, and in accordance with Nasdaq Listing Rules 5635 (d), the potential issuance of more than 19.99% of the issued and outstanding Class A Common Stock upon conversion of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “New Debentures”) issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended, and purchased by the purchaser identified in the Securities Purchase Agreement dated August 7, 2025 (we refer to this proposal as the “New Debenture Nasdaq Proposal”);

2.	The Original Debenture Base Conversion Price Reduction Proposal—to approve a reduction of the base conversion price of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “Original Debentures”) and related common stock purchase warrants issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933 and purchased by the purchaser identified in the Securities Purchase Agreement dated June 6, 2024 (we refer to this proposal as the “Original Debenture Base Conversion Price Reduction Proposal”);

3.	The Original Debenture Additional Investment Right Amendment Proposal – to approve an amendment to Section 4.17(b) of the Original Debentures Securities Purchase Agreement to reduce the price at which such additional investments may be made and extend the deadline for exercising the right. We refer to this proposal as the “Additional Investment Right Amendment Proposal”.

4.	The Reverse Stock Split Proposal — to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation dated February 7, 2024 to effect a reverse stock split of the Company’s Class A Common Stock.(we refer to this proposal as the “Reverse Stock Split Proposal”);

5.	The Adjournment Proposal — to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof (we refer to this proposal as the “Adjournment Proposal”).

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Voting Securities and Quorum Required.

Holders of record of our Class A common stock, par value $0.0001 per share (the “Common Stock”) at the close of business on August 18, 2025 (the “Record Date”) will be entitled to vote on all matters. On the Record Date, we had 52,316,314 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote per share. Common Stock is our only class of voting securities outstanding.

For the transaction of business at the Special Meeting a quorum must be present. A quorum consists of not less than a majority of the shares entitled to vote at the Special Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Special Meeting, the Special Meeting may be adjourned to a future time and date.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary, or by voting at the virtual Special Meeting via the internet. The method by which you vote by proxy will in no way limit your right to vote at the Special Meeting if you decide to attend the meeting virtually. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Special Meeting.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

BACKGROUND

On August 7, 2025 DIH entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor pursuant to which the investor agreed to purchase an aggregate of $2,222,222 in principal amount of 8% Original Issue Discount Convertible Debenture (the “2025 Debenture”), initially convertible into an aggregate of 8,888,888 shares of the Common Stock (the “Conversion Shares”), at an initial conversion price of $0.25 (the “Conversion Price”) for total gross proceeds of $2.0 million. The Conversion Price is subject to adjustment as set forth in the Debenture. The transaction closed on August 7, 2025. In connection with the execution of the Securities Purchase Agreement and the 2025 Debenture, the Company also issued a warrant to the investor to purchase up to an additional 8,888,888 shares of Common Stock at an initial exercise price of $0.25 per share. The Warrant is not exercisable until February 1, 2026.

The Company had previously entered into a similar convertible note transaction with the same investor in June 2024 (the “Original Debenture” and the securities purchase agreement in connection therewith the “Original Securities Purchase Agreement”). At the annual meeting of stockholders of the Company held on September 6, 2024, stockholders of the Company approved the potential issuance of 20% or more of the Company’s outstanding shares in connection with that transaction.

In the Securities Purchase Agreement, the Company agreed to take certain actions requiring stockholder approval. Specifically, it agreed to seek stockholder approval of the potential issuance of 20% or more of the Company’s outstanding shares pursuant to Nasdaq Listing Rule 5635(d) (Proposal 1). The Company also agreed to seek stockholder approval to amend the Original Debenture and related common stock purchase warrants to reduce the base conversion price and warrant exercise price to be the same as the base conversion price of the 2025 Debenture (Proposal 2). Further, the Company agreed to seek stockholder approval to amend the additional investment right in the Original Securities Purchase Agreement to reduce the price at which such additional investments may be made and extend the deadline for exercising the right. (Proposal 3). Lastly, the Company agreed to seek stockholder approval for a reverse stock split (Proposal 4).

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Q: Why am I receiving these materials?

A: You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares. As a stockholder, you are invited to participate in the Special Meeting and are requested to vote on the proposals described in this proxy statement.

Q: What is included in these materials?

A: These proxy materials include:

☐	this Proxy Statement for the Special Meeting; and
☐	a Proxy Card for the Special Meeting.

Q: Who is entitled to vote?

A: Only stockholders of record as of the Record Date shall be entitled to notice of, and to vote at, the Special Meeting.

Q: How many shares of Common Stock can vote?

A: There were 52,316,314 shares of Common Stock outstanding as of the Record Date. Each stockholder entitled to vote at the Special Meeting may cast one vote for each share of Common Stock owned by such stockholder as of the Record Date for the Special Meeting. Our stockholders do not have the right to cumulate their votes in elections of directors.

Q: What may I vote on?

A: You may vote on the following matters:

1.	the New Debenture NASDAQ Proposal;

2.	the Original Debenture Base Conversion Price Reduction Proposal;

3.	the Additional Investment Right Amendment Proposal;

4.	the Reverse Stock Split Proposal;

5.	the Adjournment Proposal; and

6.	any other business that may properly come before the Special Meeting and any adjournment or postponement thereof.

Q: Will any other business be presented for action by stockholders at the Special Meeting?

A: Management knows of no business that will be presented at the Special Meeting other than Proposals 1, 2, 3, 4 and 5. If any other matter properly comes before the Special Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board of Directors unanimously recommends that you vote “FOR” the New Debenture Nasdaq Proposal, “FOR” the Original Debenture Base Conversion Price Reduction Proposal, “FOR” the Additional Investment Right Amendment Proposal “FOR” the Reverse Stock Split Proposal, and “FOR” the Adjournment Proposal.

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Q: How do I vote my shares?

A: The answer depends on whether you own your shares of Common Stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our Special Meeting. You are encouraged to vote prior to the Special Meeting to ensure that your shares will be represented.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the New Debenture Nasdaq Proposal, “FOR” the Original Debenture Base Conversion Price Reduction Proposal, “FOR” the Additional Investment Right Proposal, “FOR” the Reverse Stock Split Proposal, and “FOR” the Adjournment Proposal, and, in their discretion, on any other matter that properly comes before the Special Meeting. Unsigned proxy cards will not be counted.

If you wish to vote at the Special Meeting, you will be able to vote your shares if you register to attend, and attend (virtually), the Special Meeting pursuant to the instructions below.

If you hold your shares of the Company through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone, via the Internet, or at the Special Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card and see “What do I need to do to attend the Special Meeting virtually?” below for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker or other nominee?” below.

Q: Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?

A: Yes. We have created and implemented the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully from any location, at no cost. You will, however, bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Special Meeting makes it possible for more stockholders, regardless of size, resources or physical location, to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting.

Technical Difficulties: There will be technicians ready to assist you with any technical difficulties accessing the Special Meeting live audio webcast. Please be sure to check in by 10:45 a.m. ET on September 25, 2025, (15 minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email proxy@continentalstock.com or call 206-870-8565.

Q: What is a proxy?

A: A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Jason Chen and Lynden Bass. They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Special Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of Common Stock may be voted.

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Q: How can I vote if I own shares directly?

Many stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●	By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 11:59 p.m., Eastern Time, on September 24, 2025. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you vote without giving specific voting instructions, your shares will be voted:

●	“FOR” the New Debenture Nasdaq Proposal.
●	“FOR” the Original Debenture Base Conversion Price Reduction Proposal.
●	“FOR” the Additional Investment Right Amendment Proposal.
●	“FOR” the Reverse Stock Split Proposal.
●	“FOR” the Adjournment Proposal.

If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Q: If I hold my shares in “street name,” what is the effect if I fail to give voting instructions to my broker or other nominee?

A: If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for Proposals 1 - 4 in order for your shares to be counted. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the New York Stock Exchange (“NYSE”) and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as Proposals 5; however, they will not have this discretionary authority with respect to non-routine matters, including Proposals 1-4. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”

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In the event of a broker non-vote, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. Thus, a broker non-vote or an abstention will make a quorum more readily obtainable, but a broker non-vote or an abstention will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. An abstention with respect to a proposal that requires the affirmative vote of a majority of the outstanding shares will, however, have the same effect as a vote against the proposal. See “What vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the organization that holds your shares.

Q: What if I want to change my vote or revoke my proxy?

A: A registered stockholder may change his or her vote or revoke his or her proxy at any time before the Special Meeting by attending and voting at the Special Meeting, or submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or at the Special Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q: What is the effect of abstentions and broker non-votes?

A. Abstentions and broker non-votes regarding any of the Proposals will not be counted as votes cast and, accordingly, will not have any effect on the foregoing proposals. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the New Debenture Nasdaq Proposal, the Original Debenture Base Conversion Price Reduction Proposal, the Additional Investment Right Amendment Proposal and the Reverse Stock Split Proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the Adjournment Proposal. Non-routine matters include each of Proposals 1-4. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Special Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to the Company’s Corporate Secretary.

Q: What is a quorum?

A: The holders of a majority of the 52,316,314 shares of Common Stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Special Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Special Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: What vote is required to approve each proposal?

A: New Debenture Nasdaq Proposal: A majority of the votes cast by holders of shares of stock that are entitled to vote at the Special Meeting must be voted in favor of the New Debenture Nasdaq Proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, if you choose to “ABSTAIN” with respect to any proposal, your abstention will have no effect on the proposal.

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Original Debenture Base Conversion Price Reduction Proposal: A majority of votes cast by holders the shares of stock that are entitled to vote at the Special Meeting must be voted in favor of the Original Debenture Base Conversion Price Reduction Proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not have any impact on the proposal.

Additional Investment Right Amendment Proposal: A majority of votes cast by holders the shares of stock that are entitled to vote at the Special Meeting must be voted in favor of the Additional Investment Right Amendment Proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not have any impact on the proposal.

Reverse Stock Split Proposal. Under recent amendments of Delaware law, for a corporation that is listed on a national securities exchange, approval of a reverse stock split may be approved by a majority of the votes cast as long as the effect of the reverse stock split would not be to reduce the number of holders below the number required under continued listing standards. As the Company intends on rounding up any fractional shares resulting from the reverse stock split, it will not have any impact on the number of holders. As such, a majority of the votes cast by holders of shares of stock that are entitled to vote at the Special Meeting must be voted in favor of the Reverse Stock Split Proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not have any impact on the proposal.

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 – New Debenture Nasdaq Proposal	Majority: Affirmative vote of a majority of votes cast by shares eligible to vote	No

No. 2 – Original Debenture Base Conversion Price Reduction Proposal	Majority: Affirmative vote of a majority of votes cast by shares eligible to vote	No

No. 3 – Additional Investment Right Amendment Proposal	Majority: Affirmative vote of a majority of votes cast by shares eligible to vote	No

No. 4 - Reverse Stock Split Proposal	Majority: Affirmative vote of a majority of votes cast by shares eligible to vote	No

No. 5 – Adjournment Proposal	Majority: Affirmative vote of a majority of votes cast and eligible to vote in person or by proxy	Yes

Q: What if additional proposals are presented at the Special Meeting?

A: We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Special Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q: Do the directors and officers of DIH have an interest in the outcome of the matters to be voted on?

A: Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on.

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Q: How many shares do the directors and officers of DIH beneficially own, and how do they plan to vote their shares?

A: Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within 60 days following the Record Date) of approximately 27% of our outstanding Common Stock, are expected to vote, or direct the voting of their shares, in favor of all of the proposals.

Q: Who will count the votes?

A: Advantage Proxy, Inc. (“Advantage Proxy”) will count the votes cast by proxy. A representative of Advantage Proxy will count the votes cast at the Special Meeting and will serve as the inspector of election.

Q: Who can attend the Special Meeting?

A: All stockholders as of the Record Date are invited to attend virtually the Special Meeting.

Q: Are there any expenses associated with collecting the stockholder votes?

A: The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, directors and employee. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy to our stockholders. In addition, we have engaged Advantage Proxy to assist with coordinating our proxy solicitation efforts. We will pay the costs of soliciting proxies, in addition to a customary fee to Advantage Proxy for its services in hosting and coordinating the virtual meeting, vote tabulation, etc. We will also reimburse Advantage Proxy for any reasonable out-of-pocket expenses it incurs. Officers and other employees of the Company may solicit proxies in person, by electronic communication or by telephone but will receive no compensation for doing so, other than reimbursement for out-of-pocket expenses incurred.

Q: Where can you find the voting results?

A: Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Special Meeting.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to our relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

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PROPOSAL 1:
NEW DEBENTURE NASDAQ PROPOSAL

For purposes of complying with Rule 5635(d) of the Nasdaq Stock Market Listing Rules, stockholders are being asked to approve the issuance of more than 19.99% of the issued and outstanding Common Stock in connection with the Company’s sale of an 8% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) pursuant to the Securities Purchase Agreement dated August 7, 2025.

As previously reported, on August 7, 2025, we entered into the Securities Purchase Agreement with the purchasers named therein, pursuant to which we sold on August 7, 2025, in a private placement, an aggregate of $2,222,222 in principal amount of the Debentures, initially convertible into an aggregate of 8,888,888 shares of the Common Stock (the “Conversion Shares”), at an initial conversion price of $0.25 (the “Conversion Price”). The Conversion Price is subject to adjustment in certain circumstances. The Debentures have an aggregate face value of $2,222,222 and were issued with an original issue discount of $222,222. The Debentures have a maturity date of September 21, 2026 and an interest rate of 8% per annum payable monthly on the first business day of each month following the first year anniversary of the issuance of the Debentures.

The shares of Common Stock issuable pursuant to the terms of the Debenture are referred to as the “Issuable Securities.”

Nasdaq Stockholder Approval Requirements

We are subject to the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) because our Common Stock is listed on Nasdaq. Accordingly, we are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(d).

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a 19.99% Issuance (as defined below) at a price that is less than the Minimum Price (as defined below). For purposes of Nasdaq Listing Rule 5635(d), (i) “19.99% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by our officers, directors or substantial stockholders equals 19.99% or more of our Common Stock or 19.99% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Reason for Seeking Stockholder Approval

As of the date of issuance, the aggregate number of shares of Common Stock that are issuable upon conversion of the Debenture is below 19.99% of the outstanding shares of Common Stock. Moreover, the price paid exceeded the Minimum Price. However, as described more fully below, the Debenture and Warrant contain certain features that may result in the issuance of additional securities and/or the reduction in the Conversion Price and the exercise price of the Warrant. Nasdaq interpretive guidance provides that for purposes of determining whether the 19.99% threshold is met, listed companies such as the Company must consider the maximum number of shares that may be issuable under the terms of the securities, no matter how remote the chance that that number of shares will be issued. Nasdaq also provides that if the terms of the securities at the time of issuance include anti-dilution or similar provisions that could cause the Conversion Price or the Exercise Price to be reduced below the Minimum Price which they do, the issuance will be viewed as being issued at a discount to the Minimum Price. As such, the investor has required that we obtain approval of our stockholders for the issuance pursuant to Rule 5635(d).

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Potential Additional Issuances of Common Stock and/or Reduction in Conversion Price and Exercise Price

Subsequent Issuances of Common Stock May Results in Adjustments to Conversion Price. Pursuant to the terms of the Debenture, the Conversion Price shall be automatically reduced if the Nasdaq Official Closing Price on the first trading day after the Company receives stockholder approval of these transactions is less than $0.25 (such lesser price to be the new Conversion Price. The Conversion Price is also adjustable in the event DIH was to issue shares of Common Stock (other than certain exempt issuances) at a price below the Conversion Price (such lesser price, the “Base Conversion Price”), then the Conversion Price shall be reduced to the Base Conversion Price. In no event, however, will the Base Conversion Price be less than $0.10 (subject to adjustment for reverse and forward splits). In the event that the full principal amount of the Debenture remained outstanding the Base Conversion Price was reduced to $0.10, the Debenture would be convertible into 22,222,220 shares which, together with the shares that may be purchased pursuant to the Warrant, would exceed the 19.99% threshold. Pursuant to the terms of the Warrant, the exercise price and the number of shares of Common Stock would be similarly reduced and adjusted. The Company has the ability to pay monthly redemption payments in the form of shares of Common Stock rather than cash as well which could result in additional issuances of shares.

The Conversion Price and Exercise Price of the Warrant as well as the number of shares of Common Stock for which the Warrant is exercisable will be similarly adjusted in the event of a stock split, stock dividend or similar transaction.

Dilution and Potential Adverse Impact of Approval of this Nasdaq Proposal

The issuances of shares of Common Stock underlying the Issuable Securities, will result in an increase in the number of shares of Common Stock outstanding and our stockholders will incur dilution of their percentage ownership as a result. Following such issuances, our current stockholders will own a smaller proportionate interest in the Company and, therefore, have less ability to influence corporate decisions requiring stockholder approval. The issuance of such shares could also have a dilutive effect on our book value per share and on any future earnings per share, and the sale or any resale of such shares could cause prevailing market prices for our Common Stock to decline.

Required Vote

The New Debenture Nasdaq Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting vote “FOR” the New Debenture Nasdaq Proposal.

The Board recommends a vote “FOR” the amendment of the New Debenture Nasdaq Proposal.

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PROPOSAL 2:
ORIGINAL DEBENTURE BASE CONVERSION PRICE REDUCTION PROPOSAL

Purpose and Rationale for the Original Debenture Base Conversion Price Reduction Proposal

On June 6, 2024, DIH entered into the Original Debentures Securities Purchase Agreement with an investor pursuant to which the investor agreed to purchase an aggregate of $3,300,000 in principal amount of Original Debentures issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, initially convertible into an aggregate of 660,000 shares of Common Stock at a conversion price of $5.00 for total gross proceeds of $3.0 million and related common stock purchase warrants.

Pursuant to the terms of the Original Debenture, the Conversion Price (as defined therein) for voluntary conversions of Original Debentures into Common Stock was $5.00, subject to certain adjustments. In the event DIH was to issue shares of Common Stock (other than certain exempt issuances) at a price below the Conversion Price (such lesser price, the “Base Conversion Price”), the Conversion Price would be reduced to the Base Conversion Price. The Original Debenture specified, however, that the Base Conversion Price could never fall below $0.316.

On August 7, 2025, the Company entered into the Securities Purchase Agreement with the same Investor. As a requirement of extending an additional loan, the Investor required that the Company seek stockholder approval of certain changes to the terms of the Original Debenture Securities Purchase Agreement including amending the Base Conversion Price in the Original Debenture to mirror that in the Debenture and a parallel reduction in the warrant exercise price.

Reason for Seeking Stockholder Approval

In February 2025, the Company closed on a follow-on offering at $0.78 per share which resulted in the Conversion Price being lowered to that price and subsequent issuances of shares in lieu of cash payments resulted in further reduction in the Conversion Price and warrant exercise price to the current Base Conversion Price. As the market price for the Common Stock has been well below the Base Condition Price, as a condition to the agreement to provide additional funding, the Investor is requiring that we seek stockholder approval of a reduction in the Base Conversion Price under the Original Debenture to match the Base Conversion Price in the New Debenture and a parallel reduction in the warrant exercise price which would result in an increase in the number of warrants.

Required Vote

This Original Debenture Base Conversion Price Reduction Proposal will be approved and adopted only if holders of at least a majority of the of Common Stock entitled to vote at the Special Meeting vote “FOR” the Original Debenture Base Conversion Price Reduction Proposal. Abstentions and broker non-votes with respect to this proposal will have no effect on the vote.

Impact of Approval of the Original Debenture Base Conversion Price Reduction Proposal

The remaining outstanding balance on the Original Debenture is $1,553,126 and there are 6,214,690 warrants outstanding. If this proposal is approved, the Base Conversion Price in the Original Debenture will be reduced to $0.10 from $0.316, that could result in the issuance of up to 10,616,304 additional shares of Common Stock. Similarly, the reduction in the exercise price of the warrants to a floor of $0.10 from $0.316 could result in gross warrants outstanding of 19,800,000, an increase of 13,534,177 above the current potential warrants of 6,265,823. The result of these transactions would result in further dilution.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Original Debenture Base Conversion Price Reduction Proposal.

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PROPOSAL 3

ADDITIONAL INVESTMENT RIGHT AMENDMENT PROPOSAL

Pursuant to Section 4.17 of the Original Securities Purchase Agreement, the Investor was entitled to purchase (i) additional debentures and warrants up to a maximum of $5,000,000 on the same terms as the Original Debentures and Warrants and (ii) commencing 9 months after closing, to purchase up to $10,000,000 in additional debentures and warrants with the initial Conversion Price of such additional Debentures and the initial Exercise Price of such additional Warrants equal to 100% of the average of the Nasdaq Official Closing Prices for the five Trading Days prior to such Purchaser’s exercise of such right (the “Additional Investment Right”). Such Additional Investment Right will expire on December 7, 2025. As of the date of this proxy statement, the Investor has utilized this right once to purchase $330,000 in additional debentures and warrants.

In connection with the execution of the Securities Purchase Agreement, the Investor required that the Company seek stockholder approval of an amendment to the Original Securities Purchase Agreement to extend the deadline by which any such additional purchases may be made from December 7, 2025 until December 31, 2026. The amendment would also provide that the terms of any additional purchases, following the receipt of stockholder approval of the amendment would be at a price equal to 85% of the lowest Nasdaq Official Closing Price during the five Trading Days immediately prior to such Purchaser’s exercise of such right.

Impact of Approval of the Additional Investment Right Amendment Proposal

If this proposal is approved, the impact would be to permit the Investor to purchase additional Debentures and Warrants at a discount to the prevailing market price thereby resulting in dilution to other stockholders.

Required Vote

This Additional Investment Right Amendment Proposal will be approved and adopted only if holders of at least a majority of the of Common Stock entitled to vote at the Special Meeting vote “FOR” the Additional Investment Right Amendment Proposal. Abstentions and broker non-votes with respect to this proposal will have no effect on the vote.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Original Debenture Base Conversion Price Reduction Proposal.

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PROPOSAL 4:
REVERSE STOCK SPLIT PROPOSAL

A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), in substantially the form attached to this proxy statement as Appendix A (collectively, the “Reverse Split Charter Amendment”) to allow our Board of Directors to effect, in its discretion prior to September 25, 2026, a reverse stock split of all of our issued and outstanding shares of our Common Stock, up to an aggregate ratio of 1-for-25 (1:25), (the “Approved Split Ratio”).

General

Our Board has determined that it is advisable and in the best interests of the Company and our stockholders to amend the Company’s Charter in substantially the form of the Reverse Split Charter Amendment to effect a reverse stock split of all of our issued and outstanding Common Stock, par value $0.0001 per share, at a specific ratio, up to a maximum of 1-for-25 (1:25) up to the Approved Split Ratio, (the “Reverse Split”).

The primary goal of the Reverse Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that allowing the Reverse Split up to the Approved Split Ratio provides us with the most flexibility to achieve the desired results of the Reverse Split.

A vote for this Proposal 4 will constitute approval of the Reverse Split that, if and when effected by our Board by filing the applicable Reverse Split Charter Amendment with the Secretary of State of the State of Delaware, would combine up to every 25 shares of our outstanding Common Stock into one share of our Common Stock. If implemented, the applicable Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding. Because the number of authorized shares of our Common Stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our Common Stock available for issuance in the future.

Accordingly, stockholders are asked to approve the Reverse Split Charter Amendment the form of which is set forth in Appendix A for the Reverse Split consistent with those terms set forth in this Proposal 4, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as the timing and specific ratio of the Reverse Split up to the Approved Split Ratio. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

If approved by the holders of our outstanding voting securities and pursued by the Board, the Reverse Split would be applied at a ratio up to the Approved Split Ratio approved by the Board prior to September 25, 2026, and would become effective upon the time specified in the applicable Reverse Split Charter Amendment as filed with the Secretary of State of the State of Delaware for the Reverse Split. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders.

Purpose and Rationale for the Reverse Split

Resolve One Nasdaq Listing Standard.

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Global Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Split is in our stockholders’ best interests.

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The Nasdaq Global Market requires that the Company maintain a minimum bid price for continued listing. On March 11, 2025, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s Common Stock failed to maintain a minimum bid price of $1 per share, based upon the closing bid price for the last 30 consecutive business days prior to the date of the Notice (the “Share Price Deficiency”). Accordingly the Company failed to comply with Rule 5450(a)(1) the Nasdaq Listing Rules (the “Rules”). The Notice has no immediate effect on the listing of the Company’s Common Stock on Nasdaq. Rule 5810(c)(3)(C) provides the Company a compliance period of 180 calendar days, or until September 8, 2025, in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s Common Stock is at least $1 for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance with the Rules and this matter will be closed. If the Company does not regain compliance within the compliance period, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject any delisting determination to a Nasdaq Hearings Panel.

The Company plans to request an extension from Nasdaq of the time period to cure the Share Price Deficiency by effecting the Reverse Stock Split as the deadline specified in the vote on the proposal will come after the deadline to cure the deficiency.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq if our Common Stock continues to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Bid Price Requirement. If our Common Stock is delisted from Nasdaq, our Common Stock could then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets, which are generally considered to be less efficient markets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading, and may be avoided by retail and institutional investors, resulting in the impaired liquidity and increased transaction costs of trading in shares of our Common Stock.

The Reverse Split, if effected, would have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore allowing us to maintain compliance with Nasdaq Listing Rule 5550(a)(2).

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has proposed the Charter Amendment for approval by our stockholders at the Special Meeting to permit the Board to effect the Reverse Split if the Board determines it is advisable prior to September 8, 2025 or to request an extension from Nasdaq.

Other Effects.

The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. Any Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker’s interest in Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

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Having an increased number of authorized but unissued shares of Common Stock available would provide additional flexibility regarding the potential use of shares of our Common Stock for business and financial purposes in the future and allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of Common Stock or securities that are convertible into Common Stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of Common Stock or securities that are convertible into Common Stock for other outstanding securities; (v) providing equity incentives to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of Common Stock that will be available to undertake any such issuances described above.

An increase in authorized shares of our Common Stock available for issuance would not have any immediate effect on the rights of existing stockholders. However, because the holders of our Common Stock do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our Common Stock.

Disadvantages to an increase in the number of authorized shares of Common Stock may include:

-	Stockholders may experience further dilution of their ownership;

-	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power, and other interests of our existing stockholders;

-	The additional shares of Common Stock that would become available for issuance due to this Proposal 4 would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding; and

-	The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

We have no specific plan, commitment, arrangement, understanding, or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed Reverse Split at this time, and we have not allocated any specific portion of the proposed effective increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of Common Stock and warrants, and we may continue to require additional capital in the future to fund our operations. As a result, it is foreseeable that we may seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.

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Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time, or at all. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to our failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum market value of the public float and of listed securities.

The proposed Reverse Split may decrease the liquidity of our Common Stock.

The Board believes that the Reverse Split will result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Split.

The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Split may lead to a decrease in our overall market capitalization.

The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal 4 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the ratio for the Reverse Split will be selected by the Board, in its sole discretion up to the Approved Split Ratio. In determining which ratio to use for the Reverse Split, the Board will consider numerous factors, including, among other things:

-	our ability to maintain the listing of our Common Stock on The Nasdaq Global Market;

-	the per share price of our Common Stock immediately prior to the Reverse Split;

-	the expected stability of the per share price of our Common Stock following the Reverse Split;

-	the likelihood that the Reverse Split will result in increased marketability and liquidity of our Common Stock;

-	prevailing market conditions;

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-	general economic conditions in our industry; and

-	our market capitalization before and after the Reverse Split.

The purpose of allowing a reverse stock split up to the Approved Ratio is to give the Board the flexibility to meet business needs as they arise, namely to maintain its price per share above $1.00 to satisfy the Nasdaq listing requirement and to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and/or outstanding as of August 18, 2025, after completion of Reverse Split up to the Approved Split Ratio (1:25), we would have 2,093,272 estimated shares of Common Stock issued and outstanding.

Principal Effects of the Reverse Split

After the effective date of the Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Split (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the Reverse Split, except to the extent that as described below in “Treatment of Fractional Shares”, record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split because they hold a number of shares not evenly divisible by the Applicable Split Ratio will automatically be entitled to receive an additional fraction of a share of Common Stock, to round up to the next whole share. In any event, cash will not be paid for fractional shares.

The Reverse Split will not have any impact in the number of shares of Common Stock we are authorized to issue under our Charter.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “DHAI,” assuming that we are able to regain compliance with the minimum bid price requirement, although we expect that Nasdaq will add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will have the same effect on all of the Company’s outstanding derivative securities as the Reverse Split will have on its shares of Common Stock

Effect on Equity Incentive Plan

The Reverse Split will have the adjust the Company’s outstanding options and stock available for issuance under the Equity Incentive Plan at the same ratio as the applicable Reverse Split will have on its shares of Common Stock. This applicable adjustment is set forth in the Equity Incentive Plan.

Effective Date

If approved by the holders of our outstanding voting securities and pursued by the Board, the applicable proposed Reverse Split would become effective on the date of filing of the applicable Charter Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal 2. If the proposed Charter Amendment are not approved by our stockholders, the Reverse Split will not occur.

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Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of Common Stock, to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect on “Book-Entry” Holders of Common Stock

Exchange of Stock Certificates

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before such Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of such Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

In connection with the Reverse Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 2, and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

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Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of a Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as a Reverse Split, whether or not they are in connection with such Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock or a full share in lieu of a fractional share. We believe that because the Reverse Split are not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who holds a number of shares of Common Stock not evenly divisible by the applicable Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A stockholder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the stockholder’s basis in their shares of Common Stock by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in such Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote of Stockholders

In accordance with our Delaware law, approval and adoption of this Proposal 4 requires the affirmative vote of at least a majority of the votes cast.

Recommendation of the Board

OUR BOARD unanimously RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

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PROPOSAL 5:
THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will approve the Chairman’s adjournment of the Special Meeting to a later date, if necessary, under certain circumstances, to solicit additional proxies (i) to approve any of the Proposals presented at the Special Meeting or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting; provided that the Special Meeting is reconvened as promptly as practical thereafter (we refer to this proposal as the “Adjournment Proposal”).

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the Chairman will not adjourn the Special Meeting to a later date.

Required Vote

This Adjournment Proposal will be approved and adopted only if holders of at least a majority of the votes cast by issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting vote “FOR” the Adjournment Proposal. Abstentions and broker non-votes with respect to this proposal will have no effect on the vote.

The Board recommends a vote “FOR” adoption of the Adjournment Proposal.

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WHERE YOU CAN FIND MORE INFORMATION

The Company files its reports, proxy statements and other information electronically with the SEC. You may access information on the Company at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, end you may ask any questions you may have about the Extension Amendment by contacting the Company’s proxy solicitor at the following:

Advantage Proxy, Inc.
Attention: Karen Smith

Toll Free: 877-870-8565

Collect: 206-870-8565

E-mail: ksmith@advantageproxy.com

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later 72 hours prior to the meeting date.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, at DIH Holding US, Inc., 77 Accord Drive, Suite D-1, Norwell, MA 02062; telephone: (877) 944- 2200.

If you want to receive separate copies of our Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,

/s/ Jason Chen
Jason Chen,
Chairman and Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF

DIH HOLDINGS US, INC.

[       ] 2025

DIH Holdings US, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Amendment”), each [twenty-five] ([25]) shares of the Corporation’s Class A common stock, par value $0 0001 per share (“Class A Common Stock”), either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock previously represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on September 25, 2025, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the date first written above.

DIH HOLDINGS US, INC.

By:
Name:	[ ]
Title:	[ ]

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PROXY CARD

DIH HOLDING US, INC.

77 Accord Drive, Suite D-1
Norwell, MA 02061

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 25, 2025

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

DIH HOLDING US, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
SEPTEMBER 25, 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated August 26, 2025, in connection with the Special Meeting to be held at 11:00 am ET on September 25, 2025 in a virtual meeting format at https://www.cstproxy.com/dih/sm2025 and via teleconference using the following dial-in information and via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID: 6075702#

The undersigned hereby appoints each of Jason Chen and Lynden Bass, either of whom may act, as the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Class A common stock, of DIH Holding US, Inc. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE VOTED ON AT THE SPECIAL METING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. This notice of meeting, the accompanying proxy statement and proxy card will be available at https://www.cstproxy.com/dih/sm2025. For banks and brokers, the notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/dih/sm2025.

Proposal 1. The New Debenture Nasdaq Proposal—  to approve, as required by, and in accordance with Nasdaq Listing Rules 5635 (d), the potential issuance of more than 19.99% of the issued and outstanding Class A Common Stock the upon conversion of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures issued in connection with, a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended and purchased on August 7, 2025 by the purchaser identified in the Securities Purchase Agreement.

For ☐	Against ☐	Abstain ☐

Proposal 2. The Original Debenture Base Conversion Price Reduction Proposal—to approve a reduction of the base conversion price of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures (the “Original Debentures”) issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933 and purchased by the purchaser identified in the Securities Purchase Agreement dated June 6, 2024.

For ☐	Against ☐	Abstain ☐

Proposal 3. The Original Debenture Additional Investment Right Amendment Proposal – to approve an amendment to Section 4.17(b) of the Original Debentures Securities Purchase Agreement to reduce the price at which such additional investments may be made and extend the deadline for exercising the right.

For ☐	Against ☐	Abstain ☐

Proposal 4. The Reverse Stock Split Proposal—  to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation dated February 7, 2024 to effect a reverse stock split of the Company’s Class A Common Stock.

For ☐	Against ☐	Abstain ☐

Proposal 5. The Adjournment Proposal —  to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement.

For ☐	Against ☐	Abstain ☐

Dated: [__________________] 2025

Dated:[ _____ __], 2025

Stockholder Signature	Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, AND 5 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.